                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Tecumseh Products Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                        [TECUMSEH PRODUCTS COMPANY LOGO]

                                [TECUMSEH LOGO]

                                                                  March 21, 2003

Dear Shareholder:

     We cordially invite you to attend our 2003 annual meeting of shareholders next month in Tecumseh, Michigan.

     Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

     If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy, or vote by telephone or on the Internet, at your earliest convenience. Thank you.

                                          Sincerely,

                                          /s/ TODD W. HERRICK
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                     [TECUMSEH PRODUCTS COMPANY LETTERHEAD]

                            [TECUMSEH PRODUCTS LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:           Wednesday, April 30, 2003

Time:           9:00 a.m.

Location:       Tecumseh Country Club
                Tecumseh, Michigan
                From the center of Tecumseh, go north on the Tecumseh-Clinton
                Road about one mile to Burt Street. Turn right. Tecumseh Country
                Club is on the south side of Burt Street about one mile east of the Tecumseh-Clinton Road.

     The purposes of this year's annual meeting are:

     - To elect directors for the following year.

     - To consider any other matters properly presented at the meeting.

     All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 7, 2003 will be entitled to vote.

     If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our Board of Directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy or by voting by telephone or on the Internet. Even if you sign a proxy or vote by telephone or on the Internet, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

     YOUR VOTE IS VERY IMPORTANT.

     Thank you.

                                          TECUMSEH PRODUCTS COMPANY
                                          Daryl P. McDonald
                                          General Counsel and Secretary

                                          March 21, 2003

                                PROXY STATEMENT

     The Board of Directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2003 annual meeting of shareholders. This proxy statement contains information that may help you decide whether and how to vote.

     Please read this proxy statement carefully. Appendices A, B, and C contain important information about share ownership, executive compensation, and market performance. You can obtain more information about Tecumseh Products Company from our 2002 annual report to shareholders on Form 10-K and from the other public documents that we file with the SEC.

VOTING

     We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

     At the close of business on March 7, 2003 (the record date for the meeting), 5,077,746 Class B shares and 13,401,938 Class A shares were outstanding. Of the outstanding Class B shares, 4,564,169 currently are entitled to vote. To have a quorum, a majority of the outstanding Class B shares that are entitled to vote must be present at the meeting -- either in person or by proxy.

     Instead of signing and returning a proxy, if you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy. If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

     If you complete the enclosed proxy and return it before the meeting, or if you vote by telephone or on the Internet, the persons named will vote your shares as you specify.

     You may revoke a proxy any time before voting begins at the meeting. A later proxy by any means will cancel any earlier proxy. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary to request a new proxy. The last proxy we receive before the meeting will be the one we use. You also may change your vote by voting in person at the meeting.

ELECTION OF DIRECTORS

ELECTION PROCEDURE

     Our bylaws authorize the Board of Directors to determine the number of directors that will make up the full board. We currently have seven directors. The board has decided to keep the same number for the coming year and has nominated all seven incumbent directors for reelection. If you return a proxy or vote by telephone or on the Internet, your shares will be voted for all of the board's nominees or, if you specify otherwise, as you specify. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

     From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that this year, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through seventh highest numbers of votes will be elected.

     Early in 2003, Kenneth G. Herrick retired from the board and from his position as Chairman of the Board and was given the honorary designation Chairman Emeritus, and Todd W. Herrick was elected Chairman of the Board. John
W. Gelder resigned from the board during 2002 concurrently with his retirement from Miller, Canfield, Paddock and Stone, P.L.C., the firm which served as our principal outside legal counsel during 2002 and is continuing to do so this year.

NOMINEES FOR DIRECTOR

     Todd W. Herrick (director since 1973, age 60). Chairman of the Board of Directors (since February 2003), President, and Chief Executive Officer, Tecumseh Products Company. Mr. Herrick is a member of the Board of Directors of Comerica Incorporated and a member of the Boards of Trustees of Howe Military

School and Herrick Foundation. He also is a member of the Advisory Boards to the School of Business of the University of Michigan and the School of Business of the University of Notre Dame.

     David W. Kay (director since 2001, age 54). Vice President, Treasurer, and Chief Financial Officer (since 2001) and Corporate Controller (1999 to 2001), Tecumseh Products Company; Corporate Controller (1986 to 1999), RTI International Metals, Inc. (manufacturing). Mr. Kay serves on our Pension and Investment Committee.

     J. Russell Fowler (director since 1967, age 84). Retired; Chairman Emeritus (1992 to 1994) and Chairman of the Board of Directors and Chief Executive Officer (1982 to 1992), Jacobson Stores, Inc. (mercantile business). Mr. Fowler is a member of the Boards of Directors of Butterfield Investment Company and Quanta, Inc. He serves on our Governance and Executive Compensation, Audit, Nominating, and Strategic Planning Committees.

     Stephen L. Hickman (director since 1991, age 60). Chairman of the Board of Directors and Chief Executive Officer (since 2001) and President (until 2001) of Brazeway, Inc. (manufacturer of aluminum extrusions and fabricator of aluminum products). Mr. Hickman serves on our Governance and Executive Compensation, Nominating, and Strategic Planning Committees.

     Peter M. Banks (director since 1991, age 65). Partner (since September
2000), XR Ventures, L.L.C. (investments); Senior Executive (January 2000 to April 2000), Veridian Corporation (research and development); President and Chief Executive Officer (1997 to January 2000), ERIM International, Inc. (research and development); President and Chief Executive Officer (1995 to
1997), Environmental Research Institute of Michigan (government research and development services); Professor and Dean of the College of Engineering (1990 to
1994), University of Michigan. Dr. Banks is a member of the Boards of Directors of X-Rite Corp., HandyLab, Inc., Chaos Technology, Inc., and Triformix, Inc. He serves on our Governance and Executive Compensation, Pension and Investment, Nominating, and Strategic Planning Committees and attends our research laboratory engineering review meetings.

     Jon E. Barfield (director since 1993, age 51). Chairman, President, and Chief Executive Officer, The Bartech Group, Inc. (contract employment and related staffing services). Mr. Barfield is a member of the Boards of Directors of National City Corporation, Granite Broadcasting Corporation, BMC Software, Inc., and Pantellos Group Limited Partnership, Inc. He also is a Trustee Emeritus of Princeton University, a member of the Boards of Trustees of Kettering University and Henry Ford Museum and Greenfield Village, and a director of Blue Cross and Blue Shield of Michigan, the Community Foundation for Southeastern Michigan, and Detroit Renaissance. He serves on our Pension and Investment, Audit, and Strategic Planning Committees.

     Ralph W. Babb, Jr. (director since 1998, age 54). President, and Chief Executive Officer (since January 2002), Chairman (since October 2002), and Chief Financial Officer (January 2002 to April 2002), Comerica Incorporated; President and Chief Executive Officer (since January 2002) and Chairman (since October
2002), Comerica Bank; Vice Chairman and Chief Financial Officer (March 1999 to December 2001) and Executive Vice President and Chief Financial Officer (June 1995 to March 1999), Comerica Incorporated and Comerica Bank. Mr. Babb is a member of the Boards of Directors of Comerica Incorporated, Comerica Bank, the Detroit Symphony Orchestra, and Oakland University Foundation, a member of the Board of Trustees of William Beaumont Hospital -- Royal Oak, and Chairman of United Way Community Services. He serves on our Governance and Executive Compensation, Audit, Nominating, and Strategic Planning Committees.

DIRECTOR COMPENSATION

     We do not pay employees any separate compensation for serving as directors. We pay all other directors a monthly retainer of $1,000, a $1,500 fee for each board meeting attended, and a $1,000 fee for each committee meeting attended, and we pay Dr. Banks $1,000 for each research laboratory engineering review meeting that he attends. We also reimburse those directors for travel expenses.

DIRECTORS' MEETINGS AND STANDING COMMITTEES

     We held ten board meetings during 2002. The Audit Committee met five times during the year, the Governance and Executive Compensation Committee met four times, and the Nominating Committee met once. Each incumbent director attended at least 75% of the total of all board meetings and all meetings of board committees on which he served that were held during his period of service.

NOMINATING COMMITTEE

     The function of the Nominating Committee is to make recommendations on nominations for the Board of Directors. The committee will consider shareholder suggestions for nominees for director (other than self-nominations). If you wish to make a suggestion, you should submit it in writing to Daryl P. McDonald, General Counsel & Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. The committee will consider suggestions received before December 31 at a meeting in the following year, before we mail the proxy materials for that year's annual meeting.

AUDIT COMMITTEE

     The board has adopted a written charter specifying the powers and duties of the Audit Committee. A copy of the charter is included as Appendix D.

     All members of the Audit Committee are independent (as independence is defined in the applicable National Association of Securities Dealers, Inc. listing standards).

AUDIT COMMITTEE REPORT

     Our committee oversees Tecumseh Products Company's financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NASD. Management has primary responsibility for the financial statements, reporting processes, and system of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements for the fiscal year ended December 31, 2002 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

     In performing our oversight function, we also discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380) and considered whether their provision of non-audit services is compatible with maintaining their independence. In addition, we received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed their independence with them.

     In reliance on the reviews and discussions referred to above and such other considerations as we determined to be appropriate, we recommended to the board of directors (and the board of directors approved) that the audited financial statements for the fiscal year ended December 31, 2002 be included in the annual report to shareholders and Form 10-K for that year.

     In addition to the current members of our committee (all of whom served throughout 2002), John W. Gelder was a member until his resignation from the Board of Directors on June 26, 2002.

    Presented by the members of the Audit Committee of the Board of Directors

          J. Russell Fowler, Chairman
          Jon E. Barfield
          Ralph W. Babb, Jr.

GOVERNANCE AND EXECUTIVE COMPENSATION COMMITTEE

     The overall mission of the Governance and Executive Compensation Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

     - Actively developing and recommending to the board strategies for achieving those goals.

     - Monitoring and reporting to the board on the effectiveness of management policies and decisions.

     - Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

     - Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

     - Reviewing our policies for compensating outside directors and, if appropriate, making recommendations for changes.

     - Annually fixing the salaries of our Chief Executive Officer and other executive officers, considering, developing, reviewing, and making recommendations about programs for annual and long-term incentive compensation for those executives and for other key employees, and administering those programs, including our Management Incentive Plan.

     No director on this committee can be an employee of Tecumseh Products Company.

GOVERNANCE AND EXECUTIVE COMPENSATION COMMITTEE REPORT

  Compensation Philosophy and Objectives

     We follow a "pay for performance" philosophy designed to accomplish three primary objectives:

     - Encouraging teamwork among members of management and excellence in the performance of individual responsibilities.

     - Aligning the interests of key managers with the interests of shareholders by offering an incentive compensation vehicle that is based on growth in return on equity and shareholder value.

     - Attracting, rewarding, and retaining strong management.

     Our "pay for performance" strategy is intended to enhance shareholder value:

     - In the short term, by focusing management's attention on return on equity, cash return on assets, and other measures of current financial performance so as to challenge each business group to achieve and maintain positions of market leadership, to reduce costs where appropriate, and to continually seek to maintain and enhance Tecumseh Products Company's reputation for excellence in product quality and customer service.

     - In the longer term, by causing a substantial portion of each executive's potential compensation to be directly tied to market performance of the Class A shares.

  Management Incentive Plan Awards

     The principal tool for implementing our "pay for performance" philosophy is the Management Incentive Plan, which covers approximately 40 key executives, including all executive officers. (We also have a plan for awarding annual cash bonuses based on similar performance criteria, which covers lower level management employees.) The Management Incentive Plan is structured to provide both a short-term incentive tied to achievement of company-wide and business unit annual performance goals and a long-term incentive tied to the market performance of the Class A shares.

     One third of each plan award granted for 2002 was payable in cash, and the remainder was denominated in phantom stock "units" considered for record keeping purposes as equivalents to Class A shares and valued accordingly. Half of the phantom stock units granted under each 2002 award (that is, one-third of the total award) vest after three full fiscal years, and the remaining units vest after five full fiscal years. Except in cases of earlier employment termination due to death, disability, or retirement, or in the event of a "change in control" (as defined in the plan), these phantom stock units are subject to forfeiture if the grantee does not remain with us until the units vest. As cash dividends are paid on Class A shares, additional phantom stock units (also subject to forfeiture), equal in value to the dividends paid, are credited to employee accounts under the plan. Thus, the potential payout on an award, although payable only in cash, is tied directly to the market value performance of Class A shares over three- and five-year periods. For purposes of computations under the plan, units are valued at the average of the closing prices for the Class A shares on the first trading day of the month over the eleven months preceding the valuation date rather than by the method required by the SEC for the Summary Compensation Table.

     The Management Incentive Plan affords us broad discretion to determine the amounts of awards granted, subject only to a limitation setting the maximum number of units awardable during a given year at 2% of the number of Class A shares outstanding at the end of the year. We also have broad discretion under the plan to establish criteria under which otherwise eligible employees may receive awards. In general, however, as was true for 2002, before or early in each year, we expect to establish objective company-wide and business group performance criteria and, after year-end, to use actual performance (measured against these criteria) as the principal basis for award decisions for that year.

     For 2002, the company-wide criteria established for the Corporate Office Group, which includes Todd W. Herrick, David W. Kay, and Michael R. Forman, related to return on equity, both in absolute terms and in relation to historical performance. The same company-wide return on equity criteria also applied to our business units, and additional group criteria relating to cash return on assets (both absolute and relative to prior performance) also were established for each business unit. Under the plan as implemented for 2002, depending on the extent to which actual return on equity for that year (and, for employees in a business unit, the extent to which the unit's actual cash return on assets for the year) fell within or exceeded our pre-approved ranges, each covered employee could have received an award of up to 80% of his 2002 salary.

     Applying the criteria we established at the beginning of the year to these measures of actual 2002 performance resulted in the plan awards shown in the Summary Compensation Table. We believe those awards are appropriate in view of last year's performance and that the plan is continuing to function as intended.

  Salaries

     In keeping with our "pay for performance" philosophy, we believe executive officers should receive salaries that are reasonable, but modest, in light of their experience, skills, and responsibilities, and that the opportunity to achieve significantly greater total compensation should be tied to Tecumseh Products Company's short- and long-term performance through the potential for awards under the Management Incentive Plan. When we considered 2002 executive salaries, it was our shared perception, based on our general business knowledge and without review of any data specifically collected by us for that purpose, that existing salary levels for our executive officers were too low given their responsibilities. In our salary deliberations, we considered the CEO's recommendations for increases for other executive officers and his strong recommendation has his own salary not be increased. Fiscal 2001 performance also was a factor, but not a controlling factor, in our decisions on 2002 salaries, due to our belief that short-term performance generally is not appropriate for consideration with respect to that form of compensation. Based on these considerations, we decided to establish the 2002 salary for each executive officer at the level reported in the Summary Compensation Table. We made our salary determinations on the same basis for all executive officers.

  Concluding Observations

     We expect to continue our "pay for performance" strategy for the foreseeable future. We intend to continue to closely monitor the impact of compensation philosophy on financial performance and shareholder value and to consider additional ways in which current plans and policies might be improved.

     Section 162(m) of the Internal Revenue Code generally prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly-held corporation to any individual named in the corporation's summary compensation table for the year. The compensation paid to each of our executive officers was well below $1 million for 2002, and we expect the same will be true for the current year. Therefore, we have decided to defer consideration of any compensation policies related to Section 162(m) for the present.

    Presented by the members of the Governance and Executive Compensation Committee of the Board of Directors

          Ralph W. Babb, Jr., Chairman
          Peter M. Banks
          J. Russell Fowler
          Stephen L. Hickman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members served on the Governance and Executive Compensation Committee throughout the period covered by its report. No one who served on the committee is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

     Mr. Babb is an executive officer of Comerica Bank. In the normal course of its business, Comerica has various banking relationships (both credit and non-credit) with Tecumseh Products Company and with some of our executive officers.

     We employ Kent B. Herrick, the son of Todd W. Herrick, as Vice President and Assistant to the President and CEO. His 2002 compensation was $75,000.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ciulla, Smith & Dale, LLP, our independent accountants for the fiscal year ended December 31, 2002 and for many years before, will continue to serve for the fiscal year ending December 31, 2003. A representative of Ciulla, Smith & Dale, LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. He will have an opportunity to make a statement if he so desires.

AUDIT FEES

     The aggregate fees billed to us by Ciulla, Smith & Dale, LLP for professional services rendered for the audit of our annual financial statements for fiscal year 2002 and the reviews of our quarterly financial statements included in our quarterly reports on Form 10-Q for that fiscal year were approximately $405,000.

ALL OTHER FEES

     Ciulla, Smith & Dale, LLP billed us approximately $18,000 for fees for all other services it rendered in fiscal year 2002. None of those services involved financial information systems design or implementation.

OTHER MATTERS

     We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

SHAREHOLDER PROPOSALS IN OUR 2004 PROXY STATEMENT

     In order for shareholder proposals for the 2004 annual meeting of shareholders to be eligible to be included in our proxy statement, they must be received at our principal office no later than November 22, 2003. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

ADVANCE NOTICE REQUIREMENTS

     Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

     Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than March 1, 2004 and no earlier than January 31, 2004.

     Management proxies for the 2004 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

PROXY SOLICITATION EXPENSES

     We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder

Communications Inc. to assist in soliciting proxies, for which we will pay approximately $7,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, or similar means.

YOUR VOTE IS VERY IMPORTANT.

     If you are a Class B shareholder, please complete and return the enclosed proxy, or vote by telephone or on the Internet, as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,

 /s/ DARYL P. McDONALD
Daryl P. McDonald
General Counsel and Secretary

Tecumseh, Michigan
March 21, 2003

                                   APPENDIX A

                                SHARE OWNERSHIP

5% CLASS B SHAREHOLDERS

     This table shows the Class B shares held by persons we know to be beneficial owners of more than 5% of the class. We obtained the information about AXA (which is as of January 31, 2003), Comerica Bank, and Franklin Resources, Inc. (both as of December 31, 2002) from the Schedules 13G they filed with the SEC. The other information is as of March 7, 2003.

                                      Amount and Nature of Beneficial Ownership
                               --------------------------------------------------------
                                 Sole            Sole          Shared          Shared
                                Voting        Investment       Voting        Investment                     Percent
                                 Power          Power           Power          Power           Total        of Class
                                ------        ----------       ------        ----------        -----        --------
Herrick Foundation
  150 W. Jefferson
  Suite 2500
  Detroit, MI 48226            1,367,525      1,367,525                                      1,367,525       26.9%
Kenneth G. Herrick
  Tecumseh Products Co.
  100 E. Patterson St
  Tecumseh, MI 49286                                            888,113        888,113         888,113       17.5%
Todd W. Herrick
  Tecumseh Products Co.
  100 E. Patterson St.
  Tecumseh, MI 49286              21,906         21,906       1,440,075      1,440,075       1,461,981       28.8%
Comerica Bank
  One Detroit Center
  Detroit, MI 48275                6,400         11,690       1,179,209      1,173,919       1,185,609       23.3%
Michael A. Indenbaum
  150 W. Jefferson
  Suite 2500
  Detroit, MI 48226                                             888,113        888,113         888,113       17.5%
AXA
  25, avenue Matignon
  75008 Paris, France            345,891          1,400                        512,177         513,577       10.1%
Franklin Resources, Inc.
  One Franklin Parkway
  San Mateo, CA 94403            275,000        275,000                                        275,000        5.4%

     Todd W. Herrick, who is a director and nominee for director, Michael A. Indenbaum, a principal in Miller, Canfield, Paddock and Stone, P.L.C., and Kenneth G. Herrick are the members of the Board of Trustees of Herrick Foundation.

     Kenneth G. Herrick's shares are held as a trustee of trusts for the benefit of himself and his descendants. The shares for which Mr. Indenbaum is shown as having shared voting and investment power are held as a trustee of the Kenneth
G. Herrick trusts. Comerica Bank's shares include shares it held on the date of its Schedule 13G as a trustee of the Kenneth G. Herrick trusts and of other trusts.

     Of the shares for which Todd W. Herrick is shown as having shared voting and investment power, 72,550 are held as a member of the Board of Trustees of Howe Military School and 1,367,525 are held as a member of the Board of Trustees of Herrick Foundation.

     The Schedule 13G filed by AXA and related entities states that AXA filed as a parent holding company with respect to the holdings of its subsidiaries, AXA Investment Managers UK Ltd and AXA Rosenberg Investment Management LLC, and by AXA Financial, Inc. as a parent holding company with respect to the holdings of its subsidiary, Alliance Capital Management L.P. The Schedule 13G also states that AXA owns AXA Financial, Inc. and that the following entities, as a group, control AXA: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle.

     The Schedule 13G filed by Franklin Resources, Inc. and related entities states that Franklin Resources, Inc. filed as a parent holding company with respect to the holdings of one or more investment companies or other managed accounts advised by its subsidiary, Franklin Advisory Services, LLC, including Franklin Balance Sheet Investment Fund, a series of Franklin Value Investors Trust. The Schedule 13G also states that Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Franklin Resources, Inc.

                       MANAGEMENT'S BENEFICIAL OWNERSHIP

                                              Shares Beneficially Owned as of March 7, 2003
                               ----------------------------------------------------------------------------
                                                       Sole Voting   Shared Voting
                                      Class of             and            and
                                       Common          Investment     Investment
                                       Stock              Power          Power         Total     Percentage
                                      --------         -----------   -------------     -----     ----------
 Ralph W. Babb, Jr.            Class B...............       -0-              500           500        *
                               Class A...............       -0-              -0-           -0-       -0-
 Peter M. Banks                Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       -0-              -0-           -0-       -0-
 Jon E. Barfield               Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       659              -0-           659        *
 J. Russell Fowler             Class B...............     1,300            1,300         2,600        *
                               Class A...............       900              900         1,800        *
 Todd W. Herrick               Class B...............    21,906        1,440,075     1,461,981      28.8%
                               Class A...............       -0-          561,324       561,324       4.2%
 Stephen L. Hickman            Class B...............       100              -0-           100        *
                               Class A...............       300              -0-           300        *
 David W. Kay                  Class B...............        50              -0-            50        *
                               Class A...............       -0-              -0-           -0-       -0-
 Michael R. Forman             Class B...............       -0-              -0-           -0-       -0-
                               Class A...............       -0-              -0-           -0-       -0-
 All directors and current     Class B...............    23,356        1,441,875     1,487,137      29.3%
 executive officers as a
   group                       Class A...............     1,859          562,224       564,083       4.2%
 (8 persons)
 ---------------------
 * less than 1%

     Mr. Babb holds his shares jointly with his wife.

     The shares for which Mr. Fowler is shown as having shared voting and investment power are owned by his wife.

     Herrick Foundation, of which Todd W. Herrick is one of the three co-trustees, owns 1,367,525 Class B shares and 458,347 Class A shares. The shared voting and investment power column includes those shares for Mr. Herrick. He disclaims beneficial ownership of the shares.

     Todd W. Herrick is a member of the Board of Trustees of Howe Military School, which owns 72,550 Class B shares and 102,977 Class A shares. The shared voting and investment power column includes those shares for Mr. Herrick. He disclaims beneficial ownership of the shares.

     In addition to the shares shown in the chart, Todd W. Herrick is an income beneficiary of trusts that hold 888,113 Class B shares and 454,441 Class A shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 2002 filing requirements were met, except that each of Todd W. Herrick, David W. Kay, Michael R. Forman, and Stephen L. Hickman had one late report of one transaction each.

                                   APPENDIX B

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     This table provides compensation information for our Chief Executive Officer and each other person who served as an executive officer at any time during 2002 and whose total salary and bonus for that year exceeded $100,000.

------------------------------------------------------------------------------------------------------------
                                                                           Long-Term
                                            Annual Compensation           Compensation
                                           ----------------------       ----------------
                                                                             Awards
                                                                        ----------------
                                                                        Restricted Stock         All Other
 Name and Principal Position    Year        Salary         Bonus             Award             Compensation
------------------------------------------------------------------------------------------------------------
 Todd W. Herrick                2002       $475,000       $10,608           $21,216               $6,000
 President & Chief              2001        475,000           -0-               -0-                5,100
 Executive Officer              2000        475,000        16,783            33,066                4,800

 David W. Kay                   2002       $200,000       $ 4,467           $ 8,933               $6,000
 Vice-President, Treasurer      2001        147,381           -0-               -0-                4,024
 & Chief Financial Officer
 (since Oct. 1, 2001)

 Michael R. Forman              2002       $120,000       $ 2,680           $ 5,360               $3,803
 Vice-President & Director      2001        108,004           -0-               -0-                3,765
 of Corporate Human Resources
 (since Oct. 1, 2001)
------------------------------------------------------------------------------------------------------------

     Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

     Bonus consists of the one-third of awards under the Management Incentive Plan payable in cash.

     "Restricted Stock Awards" are restricted phantom stock units relating to Class A shares that were awarded under the Management Incentive Plan, which represent two-thirds of each total award for the years shown. As more fully discussed in the Governance and Executive Compensation Committee Report, these awards and any deemed dividend reinvestments that may be credited on them generally are nontransferable and subject to forfeiture until three years (as to half of the phantom stock units awarded) or five years (as to the other half) after the end of the year for which they were granted. As required by SEC rules, for purposes of attributing a dollar value to the units reported, values have been calculated by multiplying the number of units awarded by the grant date closing price for a Class A share on the Nasdaq Stock Market. Please note, however, that plan awards are denominated in share units, not dollars, so that the potential payout on an award, when and if vested, is tied directly to the market value performance of Class A shares after the grant. Thus, the actual dollar amount ultimately realized will depend on our future performance and on general market conditions prevailing in the future.

     As cash dividends are paid on Class A shares, additional phantom stock units, which correspond to the dividends paid, are credited to employees' accounts.

     As of December 31, 2002, before the 2002 awards reported in the table, our named executives held phantom stock units under the plan (valued based on the Class A share closing price on the Nasdaq Stock Market on the last trading day of 2002) as follows:

     - Todd W. Herrick -- 9,671.52 share units valued at $426,804

     - David W. Kay -- 227.60 share units valued at $10,043.99

     - Michael R. Forman -- 2,142.89 share units valued at $94,565.74

     Amounts shown under "All Other Compensation" are matching contributions to the Retirement Savings Plan.

RETIREMENT PLANS

     Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan, which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service. As of January 1, 2003, our current executives named in the Summary Compensation Table had the following years of credited service:

     - Todd W. Herrick -- 38.5 years

     - David W. Kay -- 3.2 years

     - Michael R. Forman -- 12.9 years

     These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

     The table below shows the estimated annual pension benefit (which is not subject to further deduction for Social Security benefits or other offset amounts) payable under the plans on a straight life annuity basis to executive officers retiring at age 65 in the earnings and years of service classifications specified, without considering any benefits which in some cases may be payable to a participant due to voluntary contributions made by the participant before 1985.

                                                   Estimated Annual Benefit at Age 65
                                                     for Years of Service Indicated
          Average                 --------------------------------------------------------------------
          Annual                                                                               35 or
        Base Salary                  15             20             25             30           Longer
        -----------               --------       --------       --------       --------       --------
$ 90,000...................       $ 16,875       $ 22,500       $ 28,125       $ 33,750       $ 39,375
 100,000...................         18,750         25,000         31,250         37,500         43,750
 125,000...................         23,437         31,250         39,062         46,875         55,177
 150,000...................         28,526         38,035         47,593         57,052         68,302
 175,000...................         34,151         45,535         56,918         68,032         81,427
 200,000...................         39,776         53,035         66,293         79,552         94,552
 225,000...................         45,401         60,535         76,073         90,802        107,680
 250,000...................         51,026         68,035         85,043        102,052        120,802
 275,000...................         56,651         75,535         94,418        113,302        133,927
 300,000...................         62,276         83,035        103,793        124,552        147,052
 400,000...................         84,776        113,035        141,293        169,552        199,552
 450,000...................         96,026        128,035        160,043        192,052        225,802
 500,000...................        107,276        143,035        178,198        214,552        252,052
 550,000...................        118,526        158,035        197,543        237,052        278,302
 600,000...................        129,776        173,035        216,293        259,552        304,552

                                   APPENDIX C

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The graph which follows compares the performance over the last five years of our Class B shares (trading symbol TECUB) to the Standard & Poor's 500 Stock Index and to a composite industry group index made up of two Standard & Poor's indexes: Consumer Discretionary: Household Appliances (70%) and Industrials:
Industrial Machinery (30%). The graph assumes an investment of $100 in the Class B shares and in each index on December 31, 1997 and reinvestment of all cash dividends in shares of the same class.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG TECUMSEH PRODUCTS COMPANY, S&P 500 INDEX,
                        AND S&P COMPOSITE INDUSTRY INDEX

                                    [GRAPH]

---------------------------------------------------------------------------------------------------------
                                      1997        1998        1999        2000        2001        2002
---------------------------------------------------------------------------------------------------------
  TECUMSEH PRODUCTS COMPANY         $100.00     $ 94.77     $ 89.69     $ 85.27     $110.88     $ 98.61
---------------------------------------------------------------------------------------------------------
  S&P 500 INDEX                      100.00      128.58      155.63      141.46      124.65       97.10
---------------------------------------------------------------------------------------------------------
  S&P COMPOSITE INDUSTRY INDEX       100.00      109.85      112.78       94.85      116.50      104.85
---------------------------------------------------------------------------------------------------------

                                   APPENDIX D

                            AUDIT COMMITTEE CHARTER

GENERAL:

     The audit committee (the "Committee") of the board of directors (the "Board") of Tecumseh Products Company (the "Company") shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board annually upon the recommendation of the Company's Corporate Governance and Executive Compensation committee and may be removed by the Board in its discretion. All members of the Committee shall be independent directors under the standards of the NASD, Inc., and shall also satisfy the NASD's independence requirement for members of the Committee. All members shall have sufficient financial experience and ability to be financially literate and to enable them to discharge their responsibilities and at least one member shall be an audit committee financial expert.

PURPOSE:

     The purpose of the Committee shall be to assist the Board in its oversight of:

     - management's conduct of the Company's financial reporting process;

     - the integrity of the financial statements of the Company;

     - the Company's compliance with legal and regulatory requirements;

     - the independence and qualifications of the independent auditor; and

     - the performance of the Company's internal audit function and independent auditors (by reviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements).

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall meet not less than 4 times per year and shall make regular reports to the Board about Committee activities, issues, and related recommendations. The Chairman of the Committee may call special meetings of the Committee, as circumstances require. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. The Committee will hold private audit and executive sessions. Meeting agendas will be prepared and provided in advance to members along with appropriate briefing materials. The Committee will perform other activities related to this charter as requested by the Board. The Committee will keep minutes of its meetings. The minutes will be circulated among the members of the Committee and the Board.

KEY RESPONSIBILITIES:

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The functions set forth below shall be the common recurring activities of the Committee in carrying out its oversight purpose. These functions are set forth as a guide with the understanding that the Committee may divert from this guide as appropriate given the circumstances. In conducting its activities, the Committee shall have the authority and responsibilities described herein:

     1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NASD requirements. In connection therewith:

     - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

     - The Committee shall:

        - Annually obtain from and review with the Company's independent auditor(s) a formal statement from the independent auditors delineating all relationships, financial interests, investments, arrangements or non-audit consulting services being performed which could impair or give the appearance of impairing the auditor's independence. In assessing auditor independence, the Committee will rely primarily on sound business judgment, and the guidelines established for auditor independence by the Securities and Exchange Commission's Rules as set forth in the Revisions of the Commission's Auditor Independence Requirement issued November 21, 2000 (which may be amended from time to time) and other generally accepted standards or pronouncements which may govern or define standards of auditor independence;

        - discuss with the independent auditors any such disclosed relationships and their impact on the outside auditor's independence; and

        - recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditor to examine the Company's accounts, controls and financial statements.

     2. To review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

     3. To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

     4. To have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, to pre-approve any non-audit service provided to the Company by the Company's independent auditor.

     5. To meet with the independent auditor prior to the audit to review the proposed audit scope and approach, including coordination of the audit effort with internal audit.

     6. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Company's risk assessment and risk management policies, including the Company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

     7. To review the Company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made.

     8. To review the significant reports to management prepared by the internal auditing department and management's responses.

     9. To review and approve the Company's internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines;
(ii) annual audit plan, budget and staffing; (iii) concurrence in the appointment, compensation and rotation of the corporate audit staff; (iv) review and concur in the appointment and replacement of the senior internal auditing executive; (v) ensure there are no unjustified restrictions, or limitations, on the internal audit function; and (vi) audit of the application of the Code of Ethics for Chief Executive Officer and senior financial officers.

     10. To (i) review the process for communicating the Code of Ethics to Company personnel, and for monitoring compliance therewith, and (ii) grant waivers to the Code of Ethics, when appropriate.

     11. To review, with the Chief Financial Officer, or such others as the Committee deems appropriate, the Company's internal system of audit and financial controls and the results of internal audits.

     12. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm's internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

     13. To prepare and publish an annual Committee report in the Company's proxy statement.

     14. To set policies for the hiring of employees or former employees of the Company's independent auditor.

     15. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include regular reviews of the compliance processes in general, effectiveness of the system for monitoring compliance with laws and regulations, the findings of any examinations by regulatory agencies, and any auditor observations, the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance, and the Company's risk management process in particular. In connection with these reviews, the Committee will meet, as deemed appropriate, with the General Counsel and other Company officers or employees.

     16. To establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

OTHER DUTIES:

     The Committee shall meet separately at least quarterly with management, with the corporate audit staff and also with the Company's independent auditors.

     The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

     The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

[TECUMSEH PRODUCTS COMPANY LOGO]

                                             2003 ANNUAL MEETING OF SHAREHOLDERS
                                             WEDNESDAY, APRIL 30, 2003
                                             Tecumseh Country Club
                                             5200 Milwaukee Road
                                             Tecumseh, MI 49286

------------------------------------------------------------------------------------------------------------------------------------
                                                 INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Class B shares of Tecumseh Products Company held of record.

                                               THERE ARE THREE WAYS TO VOTE YOUR PROXY

       TELEPHONE VOTING                               INTERNET VOTING                                 VOTING BY MAIL

This method of voting is                       Visit the Internet voting website at           Simply mark, sign and date
available for residents of the                 HTTP://PROXY.GEORGESON.COM.                    your proxy card and return it in
U.S. and Canada. On a touch                    Enter the COMPANY NUMBER                       the postage-paid envelope. If
tone telephone, call TOLL FREE                 AND CONTROL NUMBER                             you are voting by telephone or
1-800-790-4577, 24 hours a day,                shown below and follow the                     the Internet, please do not mail
7 days a week. You will be                     instructions on your screen. You               your proxy card.
asked to enter ONLY the                        will incur only your usual
CONTROL NUMBER shown                           Internet charges.  Available 24
below. Have your proxy card                    hours a day, 7 days a week  until
ready, then follow the prerecorded             5:00 p.m. Eastern Time on April 29, 2003.
instructions. Your vote will be
confirmed and cast as you directed.
Available 24 hours a day, 7 days
a week until 5:00 p.m.
Eastern Time on April 29, 2003.


                                   COMPANY NUMBER                                   CONTROL NUMBER


                                           TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------




[x] PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE


ELECTION OF DIRECTORS.
                                                                                                         FOR    WITHHOLD    FOR ALL
Todd W. Herrick, David W. Kay, J. Russell Fowler, Stephen L. Hickman, Peter M. Banks,                                        EXCEPT
Jon E. Barfield, Ralph  W. Babb, Jr.                                                                     [ ]       [ ]         [ ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.)



----------------------------------------------------------------------------------------------------------

     If you sign and return this proxy, the proxies will vote your shares as specified above. IF YOU DO NOT SPECIFY HOW TO VOTE,
THE PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED ABOVE AND IN THEIR DISCRETION ON ANY
OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                                                               WE APPRECIATE YOUR PROMPT ACTION IN SIGNING AND RETURNING THIS PROXY.



                                                                                          ------------------------------------------
                                                                                          Signature


                                                                                          ------------------------------------------
                                                                                          Signature

                                                                                          DATED:
                                                                                          ------------------------------, 2003

                                                                                          NOTE: Please sign exactly as your name(s)
                                                                                          appear above. Joint owners should each
                                                                                          sign. When signing as an attorney,
                                                                                          executor, administrator, trustee or
                                                                                          guardian, please give your full title.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

If you have any questions or need assistance, please contact Georgeson Shareholder Communications Inc., our Proxy Solicitor, at
1-800-223-2064.

--------------------------------------------------------------------------------



                          PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------


P R O X Y

                            TECUMSEH PRODUCTS COMPANY

        THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 30, 2003

By signing on the reverse, I (or, if more than one person signs, we)--

- authorize either of Todd W. Herrick or David W. Kay to act as my (or our) proxy at the Annual Meeting of Shareholders of Tecumseh Products Company to be held on Wednesday, April 30, 2003 and at any adjournments of that meeting,

- give each proxy full power to name another person to substitute for him as proxy,

- authorize each proxy to vote any and all shares of Tecumseh Products Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I (or we) may be entitled to vote, and

- direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.


                 CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE